Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59064) of Aerosonic Corporation of our report dated October 15, 2004, relating to the financial statements of the Aerosonic Corporation 401(k) Plan, which appears in this Annual Report on Form 11-K.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

October 15, 2004